UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 23, 2005

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Light Street, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a)	On June 23, 2005, Legg Mason, Inc., a Maryland corporation (the “Company”), and Citigroup Inc., a Delaware corporation (“Citigroup”), entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which the Company agreed to acquire the ownership interests in Citigroup subsidiaries that constitute substantially all of Citigroup’s worldwide asset management business (“CAM”) in exchange for (i) the ownership interests in Company subsidiaries that constitute the Company’s private client brokerage and capital markets businesses, (ii) approximately 5,070,000 shares of common stock of the Company and shares of non-voting convertible preferred stock of the Company convertible into approximately 13,500,000 shares of common stock and (iii) approximately $550 million in the form of a five-year loan facility provided by Citigroup’s Corporate and Investment Bank, subject to certain adjustments in accordance with the terms of and as described more fully in the Transaction Agreement filed as Exhibit 2.1 hereto. In addition, the parties agreed to a post-closing purchase price adjustment that may increase the price by up to $300 million based on the retention of certain assets under management 9 months after the closing. Any price adjustment would be paid by increasing the outstanding amount under the five-year loan facility. The Company expects that the transaction will result in an after tax gain to the Company of approximately $700 million, subject to adjustment.

The closing of the transaction, which is currently expected to close in the fourth quarter of this calendar year, is subject to (i) receipt of certain domestic and international regulatory approvals, (ii) the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) approval of the listing of the Legg Mason common shares to be issued to Citigroup on the New York Stock Exchange, (iv) the Company’s conversion of its subsidiary, Legg Mason Trust, fsb, from a federal thrift charter to a trust company and (v) CAM’s revenues at closing from investment advisory services to certain clients constituting at least 75% of its corresponding May 31, 2005 investment advisory revenues (calculated in a manner as set forth in the Transaction Agreement), as well as other customary conditions to closing, including the execution and delivery of certain related transaction documents. The Company and Citigroup have each made customary representations, warranties and covenants in the Transaction Agreement, including, among others, covenants to conduct the businesses that are affected by the transaction in the ordinary course between the execution of the Transaction Agreement and the closing of the transaction.

On June 23, 2005, the Company and Citigroup also agreed to a three-year Global Distribution Agreement. Under this agreement, Citigroup will distribute the Company’s asset management products, including those acquired in connection with the transaction, within the United States and internationally. In addition, Citigroup distributors will have the exclusive right to distribute shares of the Legg Mason mutual funds and certain other equity products, which are managed by Legg Mason Capital Management, an affiliate of the Company, in the United States, subject to certain exceptions and conditions. The term of this exclusivity is for up to three years, subject to certain conditions. The foregoing descriptions of the Global Distribution Agreement do not purport to be complete and are qualified in their entirety by reference to the Global Distribution Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The foregoing descriptions of the Transaction Agreement do not purport to be complete and are qualified in their entirety by reference to the Transaction Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

(b)	On June 23, 2005, the Company, Sequana Capital, a company organized under the laws of France (“Sequana”), Permal Group SCA, a company organized under the laws of France, Permal Group Ltd, a company organized under the laws of England and Wales (“Permal”), Worms UK Ltd, a company organized under the laws of England and Wales, and the management shareholders of Permal entered into a Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company agreed to acquire Permal from Sequana and the management shareholders.

The Company will acquire an 80% interest in Permal at the initial closing, and the remaining outstanding equity interests in Permal will be converted into preference shares. Under the Purchase Agreement, the Company has a call right to acquire the outstanding preference shares in two tranches, following the second and fourth years after the initial closing. If the Company does not exercise either of its call rights, the shareholders have a put right to require the Company to purchase the shares in the same general time frames. The total payment at the initial closing is expected to be $800 million, subject to potential adjustment, of which up to 25% may, at the Company’s option, be in the form of shares of the Company’s common stock, and the remainder of which will be in cash. The purchase price for the residual 20% interest in Permal under the put and call rights will be formula-based depending upon Permal’s net revenues at the time of purchase, and at the time of payment of an earn-out two years after each purchase date, and subject to certain minimums and caps. The aggregate price for 100% of Permal is capped at $1.386 billion, with a $961 million minimum payment. The Company may elect to deliver up to 25% of each of the future payments in the form of shares of the Company’s common stock.

The closing of the transaction, which is currently expected to occur in the fourth quarter of this calendar year, is subject to (i) receipt of certain domestic and international regulatory approvals, (ii) the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the sellers and Permal completing a restructuring of Permal’s corporate and ownership structure, (iv) Permal’s revenues at closing from investment advisory services to clients constituting at least 80% of its corresponding March 31, 2005 investment advisory revenues (calculated in a manner as set forth in the Purchase Agreement) and (v) certain key employees of Permal remaining employed under their employment contracts at the closing date, as well as other customary conditions to closing. The Company and Permal have each made customary representations, warranties and covenants in the Purchase Agreement, including, among others, covenants to conduct Permal’s business in the ordinary course between the execution of the Purchase Agreement and the closing of the transaction.

The foregoing descriptions of the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the Transaction Agreement described above in Item 1.01(a) of this current report, which disclosure is incorporated herein by reference, the Company agreed to pay a portion of the consideration in the transaction in the form of a five year unsecured loan facility provided by Citigroup’s Corporate and Investment Bank. The amount of the loan facility is currently expected to be approximately $550 million, subject to adjustment, including increases, as provided in the Transaction Agreement. The loan facility will be payable in full at maturity five years from the closing date of the transaction. The Company expects to provide standard covenants in the loan facility, including that (i) the Company maintain a ratio of consolidated outstanding debt to consolidated earnings before interest, taxes, depreciation and amortization that is no greater than 2.5 to 1 and (ii) the Company maintain a ratio of consolidated earnings before interest, taxes, depreciation and amortization to cash interest payable on all of its outstanding debt of at least 4 to 1. The loan facility is also expected to contain standard events of default, the occurrence of which may trigger an acceleration of amounts outstanding under the loan, including (i) aggregate payment defaults by the Company on at least $50 million in other indebtedness and (ii) failures by the Company to pay unstayed judgments or court orders in an aggregate amount in excess of $50 million.

Pursuant to the Purchase Agreement described above in Item 1.01(b) of this current report, which disclosure is incorporated herein by reference, the Company has call rights to acquire preference shares of Permal in two tranches, and if either of those call rights is not exercised, the shareholders have a put right to require the Company to purchase the shares.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Transaction Agreement described above in Item 1.01(a) of this current report, which disclosure is incorporated herein by reference, the Company agreed to issue to Citigroup on the closing date, subject to adjustment as provided in the Transaction Agreement, approximately 5,070,000 shares of common stock of the Company and shares of non-voting convertible preferred stock of the Company convertible into approximately 13,500,000 shares of common stock. This issuance of these securities will be made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Pursuant to the Purchase Agreement described above in Item 1.01(b) of this current report, which disclosure is incorporated herein by reference, the Company has the right to pay up to 25% of each of the payments for the acquisition of Permal in the form of newly issued shares of common stock of the Company. If the Company elects to make any such payments in the form of common stock, the number of shares that it will issue will be determined by dividing the amount of the payment by the average closing price per share of Company common stock during the 20 trading day period ended three days before the payment date. If any shares of common stock are issued, the issuance will be made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On June 24, 2005, the Company issued a press release announcing the execution of the Transaction Agreement and the Purchase Agreement, which press release is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Subject Matter
2.1	Transaction Agreement, dated as of June 23, 2005, between Legg Mason, Inc. and Citigroup Inc.

2.2	Purchase Agreement, dated as of June 23, 2005, by and among Legg Mason, Inc., Sequana Capital, Permal Group SCA, Worms UK Ltd, Permal Group Ltd and the Management Shareholders of Permal Group Ltd.

10.1	Global Distribution Agreement, dated as of June 23, 2005, between Legg Mason, Inc. and Citigroup Inc.

99.1	Press Release of Legg Mason, Inc., dated June 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: June 29, 2005	By:	/s/ Thomas P. Lemke
Thomas P. Lemke Senior Vice President and General Counsel

LEGG MASON, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter
2.1	Transaction Agreement, dated as of June 23, 2005, between Legg Mason, Inc. and Citigroup Inc.

2.2	Purchase Agreement, dated as of June 23, 2005, by and among Legg Mason, Inc., Sequana Capital, Permal Group SCA, Worms UK Ltd, Permal Group Ltd and the Management Shareholders of Permal Group Ltd.

10.1	Global Distribution Agreement, dated as of June 23, 2005, between Legg Mason, Inc. and Citigroup Inc.

99.1	Press Release of Legg Mason, Inc., dated June 24, 2005

7